EXHIBIT 99.2

PROSPECTUS SUPPLEMENT                                REGISTRATION NO.  333-96063
(To Prospectus dated July 7, 2003)


                           [B2B INTERNET HOLDRS(SM) LOGO]


                       1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                       Primary
                                                        Share          Trading
Name of Company                        Ticker          Amounts          Market
----------------------------           ------          --------        -------
Agile Software Corporation             AGIL                4           NASDAQ
Ariba, Inc.                            ARBA               14           NASDAQ
CheckFree Corporation                  CKFR                4           NASDAQ
Commerce One, Inc.                     CMRC               1.2          NASDAQ
FreeMarkets, Inc.                      FMKT                3           NASDAQ
Internet Capital Group, Inc.           ICGE               15           NASDAQ
Nexprise, Inc.                         NXPS              0.133         NASDAQ
Pegasus Solutions, Inc.                PEGS                2           NASDAQ
QRS Corporation                        QRSI                1           NASDAQ
Retek, Inc.                            RETK                3           NASDAQ
SciQuest, Inc.                         SQST               0.4          NASDAQ
VerticalNet, Inc.                      VERT               0.6          NASDAQ


The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is July 31, 2003.